Subject to Completion and Modification

SLM FUNDING LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS SLM FUNDING LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT SLM FUNDING LLC AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, SLM FUNDING LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING 1-800-321-7179.

Term Sheet

$2,604,010,000

SLM Student Loan Trust 2006-7

Issuing Entity

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

Student Loan-Backed Notes

On August 10, 2006, the trust will issue:

Class	Principal	Interest Rate	Maturity
Floating Rate Class A-1 Notes	$159,000,000	3-month LIBOR minus %	April 25, 2012
Floating Rate Class A-2 Notes	$406,000,000	3-month LIBOR minus %	October 25, 2016
Floating Rate Class A-3 Notes	$175,000,000	3-month LIBOR plus %	July 25, 2018
Floating Rate Class A-4 Notes	$457,000,000	3-month LIBOR plus %	April 25, 2022
Floating Rate Class A-5 Notes	$418,890,000	3-month LIBOR plus %	January 27, 2025
Floating Rate Class A-6A Notes	$730,000,000	3-month LIBOR plus %	January 27, 2042
Auction Rate Class A-6B Notes	$90,000,000	Auction	January 27, 2042
Auction Rate Class A-6C Notes	$90,000,000	Auction	January 27, 2042
Floating Rate Class B Notes	$78,120,000	3-month LIBOR plus %	January 27, 2042

The trust will make payments quarterly, beginning on October 25, 2006, primarily from collections on a pool of consolidation student loans. Interest on the floating rate notes and principal on each class of notes will be paid or allocated, as the case may be, to the applicable noteholders quarterly on the 25th day of each January, April, July and October. Payments of interest and principal on the auction rate notes will be payable on the business day following the end of each applicable auction period, and for auction periods greater than 90 days, on the quarterly distribution dates referred to above. In general, the trust will pay or allocate principal, sequentially, to the class A-1 through class A-5 notes, in that order, until each such class is paid in full, then, pro rata, to the class A-6A, class A-6B and class A-6C notes, until each such class is paid in full. The class B notes will not receive principal until the stepdown date, which is expected to be the July 2012 quarterly distribution date. Interest on the class B notes will be subordinate to interest on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes. Credit enhancement for the notes consists of excess interest on the trust student loans, subordination of the class B notes to the class A notes and the reserve account. The trust will also make a deposit into the capitalized interest account, which will be available for a limited period of time. The interest rate on the floating rate notes is determined by reference to LIBOR. A description of how LIBOR is determined appears in the base prospectus under “Additional Information Regarding the Notes—Determination of Indices—LIBOR” in the base prospectus. A description of how the auction rate is determined appears under “Additional Information Regarding the Notes—The Auction Rate Notes” in the base prospectus.

We are offering the notes through the underwriters when and if issued. Application will be made for the floating rate notes to be listed on the Official List of the Luxembourg Stock Exchange and to be traded on the Luxembourg Stock Exchange’s Euro MTF Market.

We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

This document constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

The notes are asset-backed securities issued by and are obligations of the issuing entity, which is a trust. They are not obligations of or interests in SLM Corporation, the sponsor, the administrator, the servicer, the depositor, any seller or any of their affiliates.

The notes are not guaranteed or insured by the United States or any governmental agency.

Global Joint Book-Runners

Banc of America Securities LLC	Goldman, Sachs & Co.

Floating Rate Notes Joint Book-Runner

RBS Greenwich Capital

Global Co-Managers

Citigroup	DEPFA BANK	Merrill Lynch & Co.

August 2, 2006

The Information in this Term Sheet

The information contained herein refers to and supplements certain of the information contained in the Free-Writing Prospectus, dated July 28, 2006 (the “initial free-writing prospectus”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the initial free-writing prospectus.

The Notes

The trust is offering the following classes of notes, which are debt obligations of the trust:

Class A Notes:

•	Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $159,000,000;

•	Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $406,000,000;

•	Floating Rate Class A-3 Student Loan-Backed Notes in the amount of $175,000,000;

•	Floating Rate Class A-4 Student Loan-Backed Notes in the amount of $457,000,000;

•	Floating Rate Class A-5 Student Loan-Backed Notes in the amount of $418,890,000;

•	Floating Rate Class A-6A Student Loan-Backed Notes in the amount of $730,000,000;

•	Auction Rate Class A-6B Student Loan-Backed Notes in the amount of $90,000,000; and

•	Auction Rate Class A-6C Student Loan-Backed Notes in the amount of $90,000,000.

Class B Notes:

•	Floating Rate Class B Student Loan-Backed Notes in the amount of $78,120,000.

Closing Date. The closing date for this offering will be August 10, 2006.

Interest Rates. The spreads to LIBOR will be set at the time of pricing. The initial interest rate for each class of auction rate notes will be determined on the second business day before the closing date.

Pricing Date. On or after August 2, 2006.

Initial Accrual Period. The initial accrual period for each class of auction rate notes will begin on the closing date and end on the initial auction date for that class as set forth in the table below. The initial accrual period for the floating rate notes will begin on the closing date and end on October 24, 2006, the day before the first quarterly distribution date. LIBOR for the first accrual period will be determined by the following formula:

x + [ 15/31 ] * (y-x)

where:

x = two-month LIBOR, and

y = three-month LIBOR, as applicable.

Initial Auction Period. The initial auction date and the initial rate adjustment date occurring after the closing date for each class of auction rate notes will be as set forth in the table below:

Class	Initial Auction Date	Initial Rate Adjustment Date
Class A-6B	August 16, 2006	August 17, 2006
Class A-6C	August 18, 2006	August 21, 2006

Stepdown Date. The stepdown date is the earlier to occur of (a) the July 2012 quarterly distribution date and (b) the first date on which no class A notes remain outstanding.

Maturity Dates. Each class of notes will mature no later than the date set forth for that class in the table below:

Class	Maturity Date
Class A-1	April 25, 2012

Class A-2	October 25, 2016

Class A-3	July 25, 2018

Class A-4	April 25, 2022

Class A-5	January 27, 2025

Class A-6A	January 27, 2042

Class A-6B	January 27, 2042

Class A-6C	January 27, 2042

Class B	January 27, 2042

Identification Numbers

The offered notes will have the following CUSIP Numbers and ISIN:

CUSIP Numbers

•	Class A-1 Notes: 78443G AA 3

•	Class A-2 Notes: 78443G AB 1

•	Class A-3 Notes: 78443G AC 9

•	Class A-4 Notes: 78443G AD 7

•	Class A-5 Notes: 78443G AE 5

•	Class A-6A Notes: 78443G AF 2

•	Class A-6B Notes: 78443G AG 0

•	Class A-6C Notes: 78443G AH 8

•	Class B Notes: 78443G AJ 4

International Securities Identification Numbers (ISIN)

•	Class A-1 Notes: US78443GAA31

•	Class A-2 Notes: US78443GAB14

•	Class A-3 Notes: US78443GAC96

•	Class A-4 Notes: US78443GAD79

•	Class A-5 Notes: US78443GAE52

•	Class A-6A Notes: US78443GAF28

•	Class A-6B Notes: US78443GAG01

•	Class A-6C Notes: US78443GAH83

•	Class B Notes: US78443GAJ40

The European Common Codes will be set forth in the prospectus supplement for these notes.

Information About the Student Loans

Supplemental Purchase Period. The supplemental purchase period will end ten business days after the closing date on August 24, 2006.

Consolidation Loan Add-On Period. The consolidation loan add-on period will end on December 31, 2006.

Capitalization of the Trust

Floating Rate Class A-1 Student Loan-Backed Notes	$ 159,000,000
Floating Rate Class A-2 Student Loan-Backed Notes	406,000,000
Floating Rate Class A-3 Student Loan-Backed Notes	175,000,000
Floating Rate Class A-4 Student Loan-Backed Notes	457,000,000
Floating Rate Class A-5 Student Loan-Backed Notes	418,890,000
Floating Rate Class A-6A Student Loan-Backed Notes	730,000,000
Auction Rate Class A-6B Student Loan-Backed Notes	90,000,000
Auction Rate Class A-6C Student Loan-Backed Notes	90,000,000
Floating Rate Class B Student Loan-Backed Notes	78,120,000
Equity	100

Total	$2,604,010,100

Information About the Trust

Collection Account Initial Deposit. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the collection account in cash or eligible investments equal to approximately $1,300,000 plus the excess, if any, of the pool balance as of the statistical cutoff date over the pool balance as of the closing date to the extent such excess amount is not deposited into the supplemental purchase account.

Add-On Consolidation Loan Account. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the add-on consolidation loan account in cash or eligible investments equal to approximately $12,500,000. Funds in the add-on consolidation loan account will be used to fund add-on consolidation loans from time to time during the consolidation loan add-on period and will not be replenished.

Reserve Account Initial Deposit. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the reserve account in cash or eligible investments equal to approximately $6,281,821.

Specified Reserve Account Balance. The Specified Reserve Account Balance for any quarterly distribution date will be the greater of:

•	0.25% of the sum of the Pool Balance and the amount, if any, on deposit in the add-on consolidation loan account (excluding amounts in such account that will become Available Funds on the next quarterly distribution date), each as of the close of business on the last day of the related collection period; and

•	$3,769,093.

Capitalized Interest Account. On the closing date, the trust will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account. This deposit will be in cash or eligible investments equal to $85,000,000. Amounts on deposit in the capitalized interest account will not be replenished. Funds in the capitalized interest account will be available, first, to cover shortfalls in payments of interest due to the class A noteholders, and, second, to cover shortfalls in payments of interest to class B noteholders after application of funds available in the collection account at the end of the related collection period but before application of the reserve account.

Funds on deposit in the capitalized interest account on the October 2007 quarterly distribution date in excess of $40,000,000 will be transferred to the collection account and included as available funds on that quarterly distribution date. All funds remaining on deposit in the capitalized interest account on the January 2009 quarterly distribution date will be transferred to the collection account and included as available funds on that quarterly distribution date. The capitalized interest account further enhances the likelihood of timely interest payments to noteholders through the January 2009 quarterly distribution date.

Initial Over-issuance

The pool balance as of the statistical cutoff date plus the initial balance of the add-on consolidation loan account is approximately 99.75% of the aggregate principal balance of the notes minus the initial balance of the capitalized interest account.

Use of Proceeds

The trust will use the net proceeds from the sale of the notes to make the initial deposits to the collection account, the capitalized interest account, the supplemental purchase account, the add-on consolidation loan account and the reserve account and to purchase the initial trust student loans from the depositor on the closing date under the initial sale agreement.

The depositor will then use the proceeds paid to the depositor by the trust to pay to the sellers the respective purchase prices due to those sellers for the initial trust student loans purchased by the depositor.

Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor. Expenses to be paid by the depositor are estimated to be $2,321,559.65.

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

Exhibit I attached hereto, “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes,” shows, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain distribution dates based on various assumptions.

Underwriting

The offered notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the offered notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream, Luxembourg and Euroclear, as applicable, on or about August 10, 2006 against payment in immediately available funds.

Subject to the terms and conditions in the underwriting agreement to be dated on or about the pricing date, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Banc of America Securities LLC	$26,500,000	$67,668,000	$29,167,000	$76,167,000
Goldman, Sachs & Co.	26,500,000	67,667,000	29,168,000	76,167,000
Greenwich Capital Markets, Inc.	26,500,000	67,667,000	29,167,000	76,168,000
Citigroup Global Markets Inc.	26,500,000	67,666,000	29,166,000	76,166,000
DEPFA BANK plc	26,500,000	67,666,000	29,166,000	76,166,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	26,500,000	67,666,000	29,166,000	76,166,000

Total	$159,000,000	$406,000,000	$175,000,000	$457,000,000

Underwriter	Class A-5 Notes	Class A-6A Notes	Class A-6B Notes	Class A-6C Notes
Banc of America Securities LLC	$69,815,000	$121,667,000	$18,000,000	$18,000,000
Goldman, Sachs & Co.	69,815,000	121,666,000	18,000,000	18,000,000
Greenwich Capital Markets, Inc.	69,815,000	121,666,000	0	0
Citigroup Global Markets Inc.	69,815,000	121,667,000	18,000,000	18,000,000
DEPFA BANK plc	69,815,000	121,667,000	18,000,000	18,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	69,815,000	121,667,000	18,000,000	18,000,000

Total	$418,890,000	$730,000,000	$90,000,000	$90,000,000

Underwriter	Class B Notes
Banc of America Securities LLC	$13,020,000
Goldman, Sachs & Co.	13,020,000
Greenwich Capital Markets, Inc.	13,020,000
Citigroup Global Markets Inc.	13,020,000
DEPFA BANK plc	13,020,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	13,020,000

Total	$78,120,000

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased. The offering prices, underwriter discounts and dealer concessions and reallowances will be set forth in the prospectus supplement.

The depositor and SLM ECFC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market. The seller has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with the sellers, the depositor and their respective affiliates.

The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of those transactions.

Each underwriter has represented and agreed that:

•	it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the “POS Regs”);

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

DEPFA BANK plc has agreed that it will not offer or sell any notes in the United States or to U.S. persons for certain periods, except through a broker-dealer that is registered in the United States.

One or more of the underwriters or its affiliates may retain a material percentage of any class of notes for its own account. The retained notes may be resold by such underwriter or such affiliate at any time in one or more negotiated transactions at varying prices to be determined at the time of sale.

No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the initial free-writing prospectus and the base prospectus attached as Appendix I thereto (collectively, the “pre-pricing disclosure package”), nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute the pre-pricing disclosure package, in all cases at their own expense.

The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the POS Regs and the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

EXHIBIT I

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Note

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED

MATURITIES OF THE NOTES

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models. The models used to calculate these prepayments are the constant prepayment rate (or “CPR”) model and the consolidation loan ramp (or “CLR”) model.

The CPR Model

The CPR model is based on prepayments assumed to occur at a constant percentage rate. CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that are paid during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)

Accordingly, monthly prepayments assuming a $1,000 balance after scheduled payments would be as follows for the percentages of CPR listed below:

CPR	0%	4%	8%	12%	16%
Monthly Prepayment	$0.00	$3.40	$6.92	$10.60	$14.42

The CLR Model

The CLR model assumes that:

•	student loans will prepay at a CPR of 1/15th of 1.0% one month after origination;

•	the CPR will increase by a rate of 1/15th of 1.0% per month through the 119th month after origination; and

•	the CPR will be constant at 8% per annum in the 120th month after origination and in all subsequent months.

This assumption is called “100% CLR.” For example, at 100% CLR, student loans with a loan age of 72 months are assumed to prepay at 4.80% CPR; at 50% CLR, student loans with a loan age of 48 months are assumed to prepay at 1.60% CPR; at 200% CLR, student loans with a loan age of 96 months are assumed to prepay at 12.80% CPR; and so forth. The following table illustrates the CPR in effect for the indicated months of seasoning at various percentages of CLR.

Constant Prepayment Rate

	Number of Months Seasoning
	24	48	72	96	120
Percentage of CLR
50%	0.80%	1.60%	2.40%	3.20%	4.00%
100%	1.60%	3.20%	4.80%	6.40%	8.00%
150%	2.40%	4.80%	7.20%	9.60%	12.00%
200%	3.20%	6.40%	9.60%	12.80%	16.00%

Neither the CPR model nor the CLR model purports to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay at any constant CPR or any constant percentage of CLR, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

Additional Assumptions

For purposes of the CLR model and the CPR model, it is assumed, among other things, that:

•	the statistical cutoff date for the trust student loans is July 17, 2006;

•	the closing date will be August 10, 2006;

•	all trust student loans (as grouped within the “rep lines” described below) are in repayment status (with accrued interest having been capitalized upon entering repayment), and no trust student loan moves from repayment to any other status;

•	no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur, and all borrower payments are collected in full;

•	consolidation rebate fees are paid based on the principal balance of the student loans at the beginning of the related monthly collection period and reduce the amount in the collection account that would otherwise earn investment income;

•	there are government payment delays of 60 days for interest subsidy and special allowance payments;

•	index levels for calculation of borrower and government payments are:

•	91-day Treasury bill rate of 5.10%; and

•	three-month commercial paper rate of 5.35%;

•	all funds deposited into the supplemental purchase account will be transferred to the collection account on the day after the end of the supplemental purchase period;

•	quarterly distributions begin on October 25, 2006, and payments are made quarterly on the 25th day of every January, April, July and October thereafter, whether or not the 25th is a business day;

•	the interest rate for each class of outstanding notes at all times will be equal to:

•	class A-1 notes: 5.47%;

•	class A-2 notes: 5.49%;

•	class A-3 notes: 5.54%;

•	class A-4 notes: 5.58%;

•	class A-5 notes: 5.61%;

•	class A-6A, A-6B and A-6C notes (collectively, the “class A-6 notes”), including in the case of the class A-6B and A-6C notes applicable auction agent and broker-dealer fees: 5.66%; and

•	class B notes: 5.71%;

•	an administration fee equal to $25,000 is paid quarterly by the trust to the administrator;

•	a servicing fee equal to 1/12th of the then outstanding principal amount of the trust student loans times 0.50% is paid monthly by the trust to the servicer;

•	the reserve account has an initial balance equal to $6,281,821 and at all times a balance equal to the greater of (1) 0.25% of the applicable pool balance and (2) $3,769,093;

•	the collection account has an initial balance equal to $0;

•	the add-on consolidation loan account has an initial balance equal to $12,500,000;

•	the capitalized interest account has an initial balance equal to $85,000,000, and (i) on the October 2007 quarterly distribution date, $45,000,000 of the funds on deposit in the capitalized interest account will be included in Available Funds, and (ii) on the January 2009 quarterly distribution date, all funds remaining on deposit in the capitalized interest account will be included in Available Funds;

•	all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, add-on consolidation loan account, reserve account and capitalized interest account, including reinvestment income earned in the previous month, net of servicing fees and consolidation rebate fees, are reinvested in eligible investments at the assumed reinvestment rate of 5.40% per annum through the end of the collection period and, reinvestment earnings are available for distribution from the prior collection period;

•	the average loan age is 1 month;

•	prepayments on the trust student loans are applied monthly in accordance with CLR or CPR, as the case may be, as described above;

•	an optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance; and

•	the pool of trust student loans consists of 993 representative loans (“rep lines”), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, loan status, interest rate, loan type, index, margin, rate cap and remaining term.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than indicated in the following tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

CLR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of each class of the notes at various percentages of CLR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes at Various CLR Percentages(1)

Weighted Average Life (years)(2)	0%	50%	100%	150%	200%
Class A-1 Notes	1.09	1.04	1.00	0.97	0.94
Class A-2 Notes	4.07	3.39	3.00	2.74	2.54
Class A-3 Notes	7.50	5.86	5.00	4.45	4.06
Class A-4 Notes	10.74	8.32	7.00	6.16	5.56
Class A-5 Notes	14.57	11.62	9.74	8.53	7.67
Class A-6 Notes	19.47	17.15	15.00	13.17	11.81
Class B Notes	15.14	13.32	11.96	10.91	10.14

Expected Maturity Date
Class A-1 Notes	April 25, 2008	April 25, 2008	January 25, 2008	January 25, 2008	October 25, 2007
Class A-2 Notes	January 25, 2013	October 25, 2011	January 25, 2011	July 25, 2010	April 25, 2010
Class A-3 Notes	January 25, 2015	January 25, 2013	January 25, 2012	July 25, 2011	January 25, 2011
Class A-4 Notes	July 25, 2019	July 25, 2016	January 25, 2015	January 25, 2014	April 25, 2013
Class A-5 Notes	October 25, 2022	October 25, 2019	October 25, 2017	April 25, 2016	April 25, 2015
Class A-6 Notes	April 25, 2028	April 25, 2026	April 25, 2024	April 25, 2022	October 25, 2020
Class B Notes	April 25, 2028	April 25, 2026	April 25, 2024	April 25, 2022	October 25, 2020

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance.

(2)	The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages(1)

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2006	97	96	96	96	95
October 2007	21	16	10	4	0
October 2008	0	0	0	0	0
October 2009	0	0	0	0	0
October 2010	0	0	0	0	0
October 2011	0	0	0	0	0
October 2012	0	0	0	0	0
October 2013	0	0	0	0	0
October 2014	0	0	0	0	0
October 2015	0	0	0	0	0
October 2016	0	0	0	0	0
October 2017	0	0	0	0	0
October 2018	0	0	0	0	0
October 2019	0	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages(1)

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	100	100	100	99
October 2008	91	85	78	72	65
October 2009	63	50	38	25	13
October 2010	44	23	3	0	0
October 2011	24	0	0	0	0
October 2012	4	0	0	0	0
October 2013	0	0	0	0	0
October 2014	0	0	0	0	0
October 2015	0	0	0	0	0
October 2016	0	0	0	0	0
October 2017	0	0	0	0	0
October 2018	0	0	0	0	0
October 2019	0	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages(1)

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	63	19
October 2011	100	87	21	0	0
October 2012	100	17	0	0	0
October 2013	59	0	0	0	0
October 2014	7	0	0	0	0
October 2015	0	0	0	0	0
October 2016	0	0	0	0	0
October 2017	0	0	0	0	0
October 2018	0	0	0	0	0
October 2019	0	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages(1)

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	84	61
October 2012	100	100	73	43	14
October 2013	100	79	38	2	0
October 2014	100	50	3	0	0
October 2015	82	20	0	0	0
October 2016	60	0	0	0	0
October 2017	37	0	0	0	0
October 2018	13	0	0	0	0
October 2019	0	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-5 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages(1)

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013	100	100	100	100	66
October 2014	100	100	100	58	19
October 2015	100	100	65	16	0
October 2016	100	90	28	0	0
October 2017	100	58	0	0	0
October 2018	100	28	0	0	0
October 2019	87	0	0	0	0
October 2020	58	0	0	0	0
October 2021	28	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-6 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages(1)

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	100	100	100	100	100
October 2013	100	100	100	100	100
October 2014	100	100	100	100	100
October 2015	100	100	100	100	88
October 2016	100	100	100	89	70
October 2017	100	100	96	73	55
October 2018	100	100	82	59	43
October 2019	100	99	69	48	33
October 2020	100	86	58	38	0
October 2021	100	73	47	30	0
October 2022	97	61	38	0	0
October 2023	82	49	29	0	0
October 2024	66	38	0	0	0
October 2025	52	29	0	0	0
October 2026	40	0	0	0	0
October 2027	30	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CLR Percentages(1)

Quarterly Distribution Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	98	97	96	94	93
October 2013	94	90	86	83	79
October 2014	89	83	77	71	66
October 2015	84	76	68	60	56
October 2016	80	69	59	52	45
October 2017	74	62	53	43	35
October 2018	69	55	45	35	27
October 2019	63	50	38	28	21
October 2020	57	43	31	23	0
October 2021	51	37	26	18	0
October 2022	46	31	21	0	0
October 2023	38	25	16	0	0
October 2024	31	19	0	0	0
October 2025	24	15	0	0	0
October 2026	19	0	0	0	0
October 2027	14	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

CPR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal of each class of the notes at various percentages of CPR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes at Various CPR Percentages(1)

Weighted Average Life (years)(2)	0%	4%	8%	12%	16%
Class A-1 Notes	1.09	0.65	0.46	0.35	0.31
Class A-2 Notes	4.07	2.05	1.43	1.10	0.90
Class A-3 Notes	7.50	3.75	2.49	1.91	1.50
Class A-4 Notes	10.74	6.06	3.97	2.93	2.35
Class A-5 Notes	14.57	9.70	6.58	4.85	3.80
Class A-6 Notes	19.47	16.09	12.78	10.00	7.97
Class B Notes	15.14	13.01	11.43	10.10	8.82

Expected Maturity Date
Class A-1 Notes	April 25, 2008	October 25, 2007	April 25, 2007	January 25, 2007	January 25, 2007
Class A-2 Notes	January 25, 2013	October 25, 2009	October 25, 2008	April 25, 2008	October 25, 2007
Class A-3 Notes	January 25, 2015	January 25, 2011	April 25, 2009	October 25, 2008	April 25, 2008
Class A-4 Notes	July 25, 2019	July 25, 2014	October 25, 2011	April 25, 2010	July 25, 2009
Class A-5 Notes	October 25, 2022	January 25, 2018	October 25, 2014	July 25, 2012	April 25, 2011
Class A-6 Notes	April 25, 2028	July 25, 2025	October 25, 2022	October 25, 2019	April 25, 2017
Class B Notes	April 25, 2028	July 25, 2025	October 25, 2022	October 25, 2019	April 25, 2017

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the date on which the pool balance falls below 10% of the initial pool balance;

(2)	The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly distribution date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages(1)

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2006	97	84	70	56	41
October 2007	21	0	0	0	0
October 2008	0	0	0	0	0
October 2009	0	0	0	0	0
October 2010	0	0	0	0	0
October 2011	0	0	0	0	0
October 2012	0	0	0	0	0
October 2013	0	0	0	0	0
October 2014	0	0	0	0	0
October 2015	0	0	0	0	0
October 2016	0	0	0	0	0
October 2017	0	0	0	0	0
October 2018	0	0	0	0	0
October 2019	0	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages(1)

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	79	51	22	0
October 2008	91	41	0	0	0
October 2009	63	0	0	0	0
October 2010	44	0	0	0	0
October 2011	24	0	0	0	0
October 2012	4	0	0	0	0
October 2013	0	0	0	0	0
October 2014	0	0	0	0	0
October 2015	0	0	0	0	0
October 2016	0	0	0	0	0
October 2017	0	0	0	0	0
October 2018	0	0	0	0	0
October 2019	0	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages(1)

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	100	100	100	87
October 2008	100	100	84	0	0
October 2009	100	86	0	0	0
October 2010	100	2	0	0	0
October 2011	100	0	0	0	0
October 2012	100	0	0	0	0
October 2013	59	0	0	0	0
October 2014	7	0	0	0	0
October 2015	0	0	0	0	0
October 2016	0	0	0	0	0
October 2017	0	0	0	0	0
October 2018	0	0	0	0	0
October 2019	0	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages(1)

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	100	100	100	100
October 2008	100	100	100	92	54
October 2009	100	100	77	25	0
October 2010	100	100	34	0	0
October 2011	100	70	0	0	0
October 2012	100	41	0	0	0
October 2013	100	14	0	0	0
October 2014	100	0	0	0	0
October 2015	82	0	0	0	0
October 2016	60	0	0	0	0
October 2017	37	0	0	0	0
October 2018	13	0	0	0	0
October 2019	0	0	0	0	0
October 2020	0	0	0	0	0
October 2021	0	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-5 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages(1)

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	77
October 2010	100	100	100	73	19
October 2011	100	100	95	27	0
October 2012	100	100	57	0	0
October 2013	100	100	24	0	0
October 2014	100	87	0	0	0
October 2015	100	59	0	0	0
October 2016	100	33	0	0	0
October 2017	100	6	0	0	0
October 2018	100	0	0	0	0
October 2019	87	0	0	0	0
October 2020	58	0	0	0	0
October 2021	28	0	0	0	0
October 2022	0	0	0	0	0
October 2023	0	0	0	0	0
October 2024	0	0	0	0	0
October 2025	0	0	0	0	0
October 2026	0	0	0	0	0
October 2027	0	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class A-6 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages(1)

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	86
October 2012	100	100	100	93	69
October 2013	100	100	100	79	55
October 2014	100	100	97	66	44
October 2015	100	100	84	55	35
October 2016	100	100	73	46	28
October 2017	100	100	63	37	0
October 2018	100	91	54	31	0
October 2019	100	80	45	0	0
October 2020	100	70	38	0	0
October 2021	100	60	31	0	0
October 2022	97	50	0	0	0
October 2023	82	40	0	0	0
October 2024	66	31	0	0	0
October 2025	52	0	0	0	0
October 2026	40	0	0	0	0
October 2027	30	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly

Distribution Dates At Various CPR Percentages(1)

Quarterly Distribution Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
October 2006	100	100	100	100	100
October 2007	100	100	100	100	100
October 2008	100	100	100	100	100
October 2009	100	100	100	100	100
October 2010	100	100	100	100	100
October 2011	100	100	100	100	100
October 2012	98	96	94	96	90
October 2013	94	88	83	81	72
October 2014	89	81	75	68	58
October 2015	84	73	65	56	46
October 2016	80	66	57	47	36
October 2017	74	61	49	38	0
October 2018	69	54	41	31	0
October 2019	63	48	35	0	0
October 2020	57	42	29	0	0
October 2021	51	35	24	0	0
October 2022	46	30	0	0	0
October 2023	38	24	0	0	0
October 2024	31	19	0	0	0
October 2025	24	0	0	0	0
October 2026	19	0	0	0	0
October 2027	14	0	0	0	0
October 2028	0	0	0	0	0

(1)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

CLR/CPR Equivalence Table

Listed below is a table of equivalent CPR percentages. “Equivalent CPR Percentages” are the CPRs, on the closing date, that will result in the same weighted average life of a class of notes as the corresponding percentage of CLR. For example, in the case of a note with a weighted average life of 1.0 year in the 100% CLR scenario, the single CPR that will result in the same weighted average life is approximately 0.5% CPR.

Equivalent CPR Percentages at Various CLR Assumptions(1)(2)

CLR Percentage	0%	50%	100%	150%	200%
Class A-1 Notes	0.0%	0.3%	0.5%	0.7%	0.9%
Class A-2 Notes	0.0%	0.8%	1.4%	1.9%	2.3%
Class A-3 Notes	0.0%	1.2%	2.1%	2.8%	3.4%
Class A-4 Notes	0.0%	1.7%	2.9%	3.9%	4.7%
Class A-5 Notes	0.0%	2.3%	4.0%	5.2%	6.3%
Class A-6 Notes	0.0%	2.7%	5.3%	7.4%	9.3%
Class B Notes	0.0%	3.4%	6.5%	9.4%	11.8%

(1)	These CLR/CPR equivalents are calculated as of the closing date. These relationships will vary from the table values for any date after the closing date.

(2)	Assuming for purposes of this table that, among other things, the optional redemption by the servicer occurs on the quarterly distribution date immediately following the collection period during which the pool balance falls below 10% of the initial pool balance.

$2,604,010,000

SLM Student Loan Trust 2006-7

Issuing Entity

$159,000,000	Floating Rate Class A-1 Student Loan-Backed Notes

$406,000,000	Floating Rate Class A-2 Student Loan-Backed Notes

$175,000,000	Floating Rate Class A-3 Student Loan-Backed Notes

$457,000,000	Floating Rate Class A-4 Student Loan-Backed Notes

$418,890,000	Floating Rate Class A-5 Student Loan-Backed Notes

$730,000,000	Floating Rate Class A-6A Student Loan-Backed Notes

$ 90,000,000	Auction Rate Class A-6B Student Loan-Backed Notes

$ 90,000,000	Auction Rate Class A-6C Student Loan-Backed Notes

$ 78,120,000	Floating Rate Class B Student Loan-Backed Notes

SLM Funding LLC

Depositor

Sallie Mae, Inc.

Sponsor, Servicer and Administrator

Global Joint Book-Runners

Banc of America Securities LLC

Goldman, Sachs & Co.

Floating Rate Notes Joint Book-Runner

RBS Greenwich Capital

Global Co-Managers

Citigroup

DEPFA BANK

Merrill Lynch & Co.

August 2, 2006